CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-282995 on Form S-6 of our report dated January 10, 2025, relating to the financial statement of FT 11946, comprising Diversified Equity Strategic Allocation Port. 1Q '25 - Term 4/15/26, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 10, 2025